EXHIBIT  10.01

AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

ORGANA GARDENS INTERNATIONAL, INC.

(a Nevada corporation)

INTEGRATED GREEN TECHNOLOGIES, LLC

 (a Florida limited liability company)

And Its

MEMBERS

AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated this 17th day of August, 2011 (the “Effective Date”), is by and among Organa Gardens International, Inc., a Nevada corporation, (“OGNG”), with its principal business address at 35 South Ocean Avenue, Patchogue, New York 11772 and Integrated Green Technologies, LLC, a Florida limited liability company, (“IGT”) with its principal business address at 4905 NE 12th Avenue, Oakland Park, Florida 33334, and the members of IGT (the “Members”) per the attached. Schedule A.  (OGNG, IGT and the Members may collectively be referred to herein as the “parties”, or individually as a “party”.)

RECITALS

WHEREAS, OGNG was founded to develop innovative, practical and cost-effective solutions to some of the most significant environmental challenges facing industries and governments around the world today. Currently, OGNG is a listed OTC.BB company in search of new business opportunities: and

WHEREAS, IGT is an industrial tools, machinery & equipment manufacturer including consumable supplies & materials; a distributor of heavy-duty blasting equipment and “green” environmentally safe mobile powder coating systems including patent application #6138111, Triplex Electrostatic/Electrostatic Thermal Spray/Non Electrostatic Thermal Spray, Powder Coating Spray and Conversion Device; and

WHEREAS, OGNG desires to acquire IGT through the exchange of shares of its capital stock for that of IGT member interests, wherein IGT would become its wholly-owned subsidiary, and IGT desires to exchange all of its member interest for that of OGNG shares in order to become a wholly-owned subsidiary of OGNG.

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

ARTICLE I

Fundamental Terms and Conditions

1.1            Recitals. The parties acknowledge and agree that the “Recitals” stated above are true and correct in all material respects.

1.2.           Share Exchange. At Closing (as hereinafter defined in Section 8.1) OGNG hereby shall exchange sixty million (60,000,000) restricted shares of OGNG common stock (the “OGNG Shares”) in return for six hundred thousand (600,000) restricted member interests of IGT, representing 100% of the interests held by the Members (the “IGT Interests”). The OGNG Shares shall be exchanged for the IGT Member Interests held per each of the Members as defined on the attached Schedule A.

The parties hereto intend that the issuance of the OGNG Shares in exchange for the IGT Member Interests shall qualify as a “tax-free” exchange as contemplated by the provisions of the Internal Revenue Code of 1986, as amended.

The parties hereby agree that the OGNG Shares to be issued to the IGT members shall be restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act"), and pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder. The OGNG shares will be held by the IGT shareholders (restricted) for the period of 12 months after the execution of this agreement.

1.3           Assumption of IGT Assets and Liabilities.  At Closing OGNG hereby shall assume all rights and title to all assets and material agreements of IGT, and shall assume together with IGT, jointly and severally, responsibility for all liabilities of IGT as included in the IGT Financial Statements (cf., Section 3.5). OGNG will assume responsibility upon closing of this agreement.

ARTICLE II

Representations and Warranties of OGNG

OGNG hereby represents and warrants to IGT that:

2.1           Organization. OGNG is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2           Capital. The authorized shares of OGNG consists of five million (5,000,000) shares of Class A voting stock, $0.001 par value authorized, and five million (5,000,000) shares of Class B voting stock, $0.001 par value; five million shares authorized, and two hundred million (200,000,000) shares of common stock, $0.001 par value authorized.  As of the Effective Date, fifty one million five hundred forty six thousand four hundred sixty seven (51,546,467) shares of common stock are issued and outstanding, plus 9,800,000 unexercised options under Registration Statement S8 dated June 30, 2011 and no shares of Class A or Class B stock and/or Preferred stock are issued.

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

All of the outstanding common shares are duly and validly issued, fully paid and non-assessable, except as disclosed in the Sept 2011 financial statements.

There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating OGNG to issue any additional shares of any class, except as disclosed in this Exchange Agreement.

2.3           Subsidiaries. OGNG does not have any subsidiaries.

2.4           Directors and Executive Officers. The names and titles of the directors and executive officers of OGNG are as follows:

Name	Position
Jaclyn Cruz	C.E.O., President and Director
Sharon Deutsch	C.F.O., Secretary and Director

2.5           Financial Statements. On or before the Closing, OGNG shall provide IGT with reviewed financial statements of OGNG for the period ended June 30, 2011, and audited financial statements of OGNG for the fiscal year ended December 31, 2010 (the “OGNG Financial Statements”). The OGNG Financial Statements will be prepared in accordance with generally accepted accounting principles and practices consistently followed by OGNG throughout the periods indicated, and fairly present the financial position of OGNG as of the dates of the OGNG Financial Statements thereof.

2.6           Absence of Changes. Since July 21, 2011 (date of the latest shareholder listing) there has not been any material change in the financial condition or operations of OGNG.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7           Absence of Undisclosed Liabilities. As of June 30, 2011, OGNG did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the OGNG Financial Statements, or acknowledged to IGT.

2.8           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, IGT, its legal counsel and accountants shall have prior to Closing, at their sole option and discretion, the opportunity to meet with OGNG’s accountants and attorneys to discuss the financial condition of OGNG during reasonable business hours and in a manner that does not interfere with the normal operation of OGNG’s business.  OGNG shall make available to IGT all books and records of OGNG.

2.9           Intellectual Property Rights. OGNG owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

2.10         Compliance with Laws. To the best of OGNG’s knowledge, OGNG has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.11         Litigation. OGNG is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of OGNG, threatened against or affecting OGNG or its business, assets or financial condition; nor is in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it; nor is engaged in any material litigation to recover monies due to it, except as already disclosed to IGT.

2.12         Authority. The Board of Directors of OGNG has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and OGNG has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of OGNG and is enforceable in accordance with its terms and conditions.  A majority of the common shares have voted to agree to and approve the terms of this Agreement and the exchange of securities contemplated hereby.

2.13         Ability to Fulfill Obligations. The execution and delivery of this Agreement by OGNG and the performance by OGNG of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which OGNG is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of OGNG, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of OGNG.

2.14         Full Disclosure. None of the representations and warranties made by OGNG herein or in any exhibit, certificate or memorandum furnished or to be furnished by OGNG, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.15         Assets. OGNG’s assets are fully included in the OGNG Financial Statements and are not subject to any claims or encumbrances except as noted in the OGNG Financial Statements.

2.16         Indemnification. OGNG agrees to indemnify, defend and hold IGT its members harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees and related costs asserted by third parties against IGT and its members which arise out of, or result from (i) any breach by OGNG in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by OGNG under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by OGNG in this Agreement.

2.17         Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of OGNG has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD or FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD or FINRA proceeding.

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

ARTICLE III

Representations and Warranties of IGT

IGT represents and warrants to OGNG that:

3.1            Organization. IGT is a limited liability company duly organized, validly existing and in good standing under the laws of Florida, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2            Capital. The authorized interests of IGT consists of ten million (10,000,000) units of $0.10 par value member interests. As of the Effective Date, six hundred thousand (600,000) member interests are issued and outstanding. All of the outstanding member interests are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating IGT to issue any additional shares of any class, except as disclosed to OGNG.

3.3            Subsidiaries. IGT does not have any subsidiaries.

3.4            Directors and Officers. The name and title of the director and executive officer of IGT are as follows:

Name	Position
Joseph A. Moretti	Manager/Member, C.E.O, President and Director

3.5           Financial Statements.  On or before the Closing, IGT shall provide OGNG with current unaudited financial statements of IGT (the “IGT Financial Statements”).  The IGT Financial Statements will fairly present the financial position of IGT as of the date of the IGT Financial Statements thereof.

3.6           Absence of Changes. Since July 31, 2011, there has not been any material change in the financial condition or operations of IGT, except as contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

3.7           Absence of Undisclosed Liabilities. As of the Effective Date, IGT did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the IGT Financial Statements.

3.8           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, OGNG, its legal counsel and accountants shall have the opportunity prior to Closing, at their sole option and discretion, to meet with the accountants and attorneys of IGT to discuss the financial condition of IGT, during reasonable business hours and in a manner that does not interfere with the normal operation of the business of IGT.  IGT shall make available to OGNG all books and records of IGT.

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

3.9           Intellectual Property Rights. Copies of any IGT’s trademarks, service marks, trade names, copyrights, trade  secrets, patents, patent applications, research, research reports and other intellectual property material have been provided to OGNG for its review prior to Closing (collectively, the “IGT Intellectual Property”). IGT owns free and clear of all liens or other encumbrances all the IGT Intellectual Property, and has the right to use all IGT Intellectual Property for the benefit of its business.

3.10         Compliance with Laws. To the best of IGT’s knowledge, IGT has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

3.11         Litigation. IGT is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of IGT, threatened against or affecting IGT or its business, assets or financial condition, except as disclosed to OGNG prior to Closing.  IGT is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it, except as disclosed to OGNG prior to Closing.

3.12         Authority. The Board of IGT has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and IGT has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of IGT and is enforceable in accordance with its terms and conditions.

3.13         Ability to Fulfill Obligations. The execution and delivery of this Agreement by IGT and the performance by IGT of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which IGT is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of IGT, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of IGT.

3.14         Full Disclosure. None of the representations and warranties made by IGT herein or in any exhibit, certificate or memorandum furnished or to be furnished by IGT, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.15        Assets. As of the date of this Agreement, IGT does not have any assets and liabilities not disclosed on the IGT Financial Statements.

3.16         Material Contracts. On or before the Closing, IGT shall provide OGNG with copies of any material contracts for OGNG’s review.

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

3.17        Indemnification. IGT agrees to indemnify, defend and hold OGNG harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against OGNG which arise out of, or result from (i) any breach by IGT in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by IGT under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by IGT in this Agreement.

3.18         Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal member of IGT has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD or FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD or FINRA proceeding.

ARTICLE IV

Representations and Warranties of the IGT Members

4.1            Member Interest Ownership. Each Member holds IGT Members Interests, as set forth in attached Schedule A. Each Member of record owns such IGT Interests beneficially, and such interests are not subject to any claims, liabilities, liens, charges, encumbrances or equities of any kind. Each Member holds authority to exchange its IGT Interests pursuant to this Agreement and to deliver the IGT Interests to OGNG at Closing, and will therein transfer to OGNG valid title thereto, free and clear of all claims, liabilities, liens, pledges or charges of any kind.

4.2            Investment Intent. Each Shareholder understands and acknowledges that the OGNG Shares are being exchanged in reliance upon the exemption provided in 4(2) of the Securities Act of 1933, as amended, for non public offerings; and each Shareholder makes the following representations and warranties, with the intent that the same may be relied upon in determining suitability of each such Shareholder as acquire the OGNG Shares:

a) The OGNG Shares are being acquired solely for the account of each Shareholder, for investment purposes only, and not with a view toward, or for sale in connection with, any distribution thereof, and with no present intention of distributing or reselling any portion of the OGNG Shares.

b) Each Shareholder agrees not to dispose of its OGNG Shares or any portion thereof unless and until counsel for the OGNG shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933, as amended, or any applicable state securities laws, or the rules and regulations thereunder. Only upon completion date can shares be sold.

c) Each Shareholder is able to bear the economic risk of the investment that results from the Share Exchange (as referenced in Section 1.2).

d) Each Shareholder understands that its investment in the OGNG Shares is not liquid, and each Shareholder has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in this investment.

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

4.3            Indemnification. Each Shareholder recognizes that the offer of the OGNG Shares in the Exchange Agreement (as referenced in Section 1.2) is based upon his/her representations and warranties set forth and contained herein, and hereby agrees to indemnify and hold harmless OGNG, its current officers, directors, employees, representatives an agents, against all liability, costs or expenses (including reasonable attorney’s) arising as a result of any misrepresentation made herein by any such Shareholder.

4.4            Restricted Securities. Each Shareholder understands and agrees that the certificate evidencing the OGNG Shares will have a restrictive legend placed thereon stating that the OGNG Shares have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and setting forth, or referring to, the restriction on transferability and sale of the OGNG Shares. A further voluntary hold period will be imposed until the closing date.

ARTICLE V

Covenants Prior to the Closing

5.1            Investigative Rights. Prior to the Closing, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

5.2            Conduct of Business. Prior to the Closing, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws and/or articles of organization (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

5.3            Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

5.4            Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

ARTICLE VI

Conditions Precedent to the Performance of OGNG

6.1            Conditions: OGNG’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI.  IGT may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by IGT of any other condition of or any of IGT’s other rights or remedies, at law or in equity, if OGNG shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2            Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by OGNG in this Agreement or in any written statement that shall be delivered to IGT by OGNG under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3            Performance. OGNG shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4            Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against OGNG on or before the Closing Date.

6.5            Corporate Action. If necessary, OGNG shall obtain the approval of the OGNG shareholders for the transaction contemplated by this Agreement.

ARTICLE VII

Conditions Precedent to the Performance of IGT

7.1            Conditions. IGT’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VII. OGNG may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by OGNG of any other condition of or any of OGNG’s rights or remedies, at law or in equity, if IGT shall be in default of any of its representations, warranties or covenants under this Agreement.

7.2            Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by IGT in this Agreement or in any written statement that shall be delivered to OGNG by IGT under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

7.3            Performance. IGT shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing date.

7.4            Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against IGT on or before the Closing date.

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

7.5            Corporate Action. IGT shall have obtained the approval of the IGT shareholders for the transaction contemplated by this Agreement.

7.6            Acceptance of Financial Statements. OGNG shall have reviewed and in its sole discretion accepted, prior to the Closing, the IGT Financial Statements.

7.7            Liabilities. On the Closing Date, IGT shall have the outstanding obligations and liabilities of IGT as listed in the IGT Financial Statements, as updated per the Closing date.

ARTICLE VIII

Closing

8.1            Closing. The closing of this Agreement shall be held at the offices of OGNG or IGT or at any mutually agreeable place on or prior to August 31, 2011, unless extended by mutual agreement.  At the Closing:

(a)   OGNG shall deliver to IGT (i) a signed Board of Directors resolution approving this Agreement, and (ii) a letter of instruction to its transfer agent together with a Board of Directors resolution authorizing the issuance of the OGNG Shares in the names of the IGT Members, and (iii) an Officer’s Certificate certifying the ‘Accuracy of Representations” in Section 6.2.

(b)   IGT shall deliver to OGNG (i) a signed Board of Directors resolution approving this Agreement, (ii) a Board of Directors resolution authorizing the transfer and issuance of the IGT Member Interests in the name of OGNG, and (iii) an Officer’s Certificate certifying the ‘Accuracy of Representations” in Section 7.2.

ARTICLE IX

Covenants Subsequent to the Closing Date

9.1            Unwind of the Transaction.  Should: (i) the Shareholders of OGNG or IGT Members declare in writing a breach of the representations and warranties of the other in this Agreement (a “Breach”), or (ii) should OGNG or its successors or assigns, or its shareholders facilitate a change of control of the board of directors of  OGNG within twelve (12) months of the Effective Date (a “Change of Control”) which Change of Control is not approved by a written vote of a majority of the Members of IGT, or (iii) should OGNG not provide IGT within a period of one year from the Effective Date with up to two hundred fifty thousand dollars ($250,000 U.S.) as needed, of aggregate cash investment to be used per the “Use of Funds” as described in the attached Schedule B (the “Funding Requirement”), wherein any such Breach, Change of Control or Funding Requirement is not waived by a majority vote of the Members of IGT party to this Agreement as of the Effective  Date as listed in Exhibit A, or cured by OGNG to the satisfaction of the Members of IGT in their sole judgment, then the Members of IGT may notify OGNG that the transactions contemplated and executed by this Agreement and all agreements connected to it are to be immediately cancelled, and the assets and liabilities properly owned and titled to each of the parties before Closing shall be immediately returned to that respective party, including any and all assets or liabilities (the “Unwind”).  Should such an Unwind occur, 100% of the member interest and assets of IGT shall be immediately transferred back to IGT, as well as any and all liabilities and obligations of IGT that may have been incurred from the time of Closing of this Agreement, whether or not any of them are unrelated to this Agreement. Any and all such Unwind actions taken by the Members of IGT and IGT shall not be challenged by OGNG or its shareholders. Additionally, in the unlikely event of an Unwind is considered the best alternative by the Parties, then any funding received by IGT as referenced above (up to $250,000) shall be returned to OGNG under an agreement to be structured between the Parties in satisfaction of all Parties involved.

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

In recognition of the complexity inherent in paragraph 9.1 and the risk inherent should the transaction need to be unwound, the members of IGT herein agree to a structured release of the 60,000,000 shares to be transferred under the Agreement. The structure shall be as follows: upon execution of the Agreement, 30,000,000 shares shall be issued immediately thereafter, an additional 15,000,000 shares shall be issued 120 days following the execution date and the balance of 15,000,000 shares shall be issued 240 days following the execution date.

The above provision reflects the “parties” business intent to maintain the full participation of all the “parties” throughout the initial period of the transaction and until such time as the Company is fully functioning and cash-flow generating.

Additionally, it is the intention of the “parties” to remove the balance of the “$250,000 funding requirement” and complete the issuance of the remainder of the 60,000,000 shares at such time as the Company is or becomes “cash-flow-positive” for a period of ninety continuous days. The requirements and restrictions imposed by section 9.1 can be removed by mutual consent of the “parties”.

All cash investments made directly or indirectly by OGNG must be for pre-approved expenditures by the directors of IGT and OGNG and shall be acknowledged by the directors of IGT in writing as part of the $250,000 as outlined in Schedule “B”.

Further, any revenues generated by members of OGNG for IGT will form part of the cash investment for expenditures as outlined in Schedule “B” and acknowledged in writing by the directors of IGT.

ARTICLE X

Miscellaneous

10.1        Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

10.2         No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

10.3        Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

10.4        Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

10.5        Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

10.6        Choice of Law. This Agreement and its application shall be governed by the laws of Florida without giving effect to the rules or principles of conflict of law.

10.7        Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8         Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to the address of each party as each first appears above.

10.9        Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

10.10      Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

10.11      Finders. There are no finders in connection with this transaction.

10.12      Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

10.13       Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

10.14       Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing.

10.15       Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

10.16       Termination, Amendment and Waiver.

(a)             Termination.  This Agreement may be terminated at any time prior to the Closing, whether before or after approval of matters presented in connection with the share exchange between OGNG and IGT: Based on the following.

(1)	By mutual written consent of OGNG and IGT;

(2)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(3)
If the transaction shall not have been consummated on or before the Closing date, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(4)	By OGNG, if IGT breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(5)	By IGT, if OGNG breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)             Effect of Termination.  In the event of termination of this Agreement by either OGNG or IGT, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of OGNG or IGT, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)             Extension; Waiver.  At any time prior to the Closing, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)             Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of OGNG or IGT, action by its respective Board of Directors or the duly authorized designee of each such Board of Directors.

10.17         No Interpretation against Drafter.  There shall be no rule of interpretation against the drafter in drafting this Agreement.  All parties acknowledge they have had ample time to review this Agreement, make or negotiate any changes they deem necessary, and have had the opportunity to review this Agreement with their respective attorneys.

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date: August 17, 2011

	“OGNG”		“IGT”

	Organa Gardens International, Inc. a Nevada corporation		INTEGRATED GREEN TECHNOLOGIES, LLC a Florida limited liability company

By:	\s\ Jaclyn Cruz	By:	\s\ Joseph A. Moretti
	Name: Jaclyn Cruz		Name: Joseph A. Moretti
	Title: CEO and President		Title: CEO and President

SCHEDULE A

The following table lists all IGT Members (the “IGT Shareholders”) who collectively represent 100% of the issued and outstanding capital stock of IGT, the number of shares held by each such shareholder, and the number of shares of OGNG that each such shareholder shall receive from the Share Exchange (cf., Section 1.2).

IGT Member Name	IGT Interest Owned	OGNG Shares To Be Received in Share Exchange
Joseph A. Moretti	222,000	22,200,000
ITI Systems, LLC	222,000	22,200,000
Redline Investments, LLC	60,000	6,000,000
Garry McHenry	48,000	4,800,000
Treasure Coast Strategic Capital I, LLC	48,000	4,800,000
Total Shares	600,000	60,000,000

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz

SCHEDULE B

(Use of Funds)

The following is the “Use of Funds” as referenced in Section 9.1 of the Agreement:

	Expenditure	Amount

1.	S.E.C. and Regulatory Filings including Legal, Accounting and Tax Preparation	$75,000.00

2.	Facility Improvement Costs	$10,000.00

3.	Equipment Testing Patents and Validation Costs	$25,000.00

4.	Operating and Marketing Costs	$65,000.00

5.	Shop Supplies, Furniture, Fixtures and & Telecom Equipment and Computers	$30,000.00

6.	Inventory	$20,000.00

7.	Research & Development	$25,000.00

	Total:	$250,000.00

\s\   Joseph A. Moretti
\s\   Jaclyn Cruz